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EXHIBIT (a)(1)(iv)

Form of E-mail

To:
Participating Entercom Communications Corp. Employee

From:
John C. Donlevie, Executive Vice President, Secretary and General Counsel

Date:                         , 2006

Dear                         :

        This message confirms that we have received your Election to Exchange Form to participate in the Entercom Communications Corp. Offer to Exchange Certain Outstanding Options.

Thank you,

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  EXHIBIT (a)(1)(iv)